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                                                                    Exhibit 99.3


                        Offer for any and all Outstanding
              10 1/8% Senior Subordinated Notes Due 2007, Series A
                                 In Exchange for
              10 1/8% Senior Subordinated Notes Due 2007, Series B
                    of Safety Components International, Inc.
                           Pursuant to the Prospectus
                               dated _______, 1997



                                                               ___________, 1997

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         We are enclosing herewith the materials listed below relating to the offer by Safety Components International, Inc. (the "Company") to exchange, upon the terms and subject to the conditions set forth in the Prospectus dated _________, 1997 (the "Prospectus") and in the related Letter of Transmittal (the "Letter of Transmittal," together with the Prospectus, the "Exchange Offer"), any and all outstanding 10 1/8% Senior Subordinated Notes Due 2007, Series A ("Old Notes") of the Company for a like aggregate principal amount of 10 1/8% Senior Subordinated Notes Due 2007, Series B of the Company.

         Enclosed herewith are copies of the following documents:

         1. The Prospectus;

         2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

         3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered on or prior to the Expiration Date;

         4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner; and

         5. A form of letter which may be sent to your clients for whose account you hold the Old Notes in your name or in the name of a nominee, accompanying the instruction form referred to above, for obtaining such clients' instructions with regard to the Exchange Offer;

         PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 1997, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

         The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.


         Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) any Exchange Notes acquired by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) of the Exchange Notes in violation of the Securities Act, (iii) it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes, and (v) if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.



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By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

         The Company will not pay any fees or commissions to any broker or dealer or other person (other than the Exchange Agent (as defined below)) for soliciting tenders of the Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed materials may be obtained from IBJ Schroder Bank & Trust Company (the "Exchange Agent"), at its address and telephone number set forth on the back cover of the enclosed Prospectus.


                                           Very truly yours,



                                           Safety Components International, Inc.


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